Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Staffing 360 Solutions, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-252059 and No. 333-259137), Form S-3 (No. 333-221281, No. 333-216666, No. 333-261020, No. 333-256393 and No. 333-231949), and Form S-8 (No. 333-207265 and No. 333-260284) of Staffing 360 Solutions, Inc. of our report dated June 24, 2022, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding Staffing 360 Solutions, Inc’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

June 24, 2022